Exhibit 5.1

[Nelson Mullins Letterhead]

Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law
104 South Main Street / Ninth Floor / Greenville, South Carolina 29601
Tel: 864.250.2300 Fax: 864.232.2925
www.nelsonmullins.com

August 18, 2004

CommunitySouth Bancshares, Inc.
1909 East Main Street
Easley, South Carolina 29640

  Re:
  Registration Statement on Form SB-2

Gentlemen:

        We have acted as counsel to CommunitySouth Bancshares, Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form SB-2 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), covering the offering of up to 2,607,500 shares (the "Shares") of the Company's common stock, par value $.01 per share, and up to 107,500 warrants (the "Warrants"). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-B under the Act.

        We have examined corporate records, certificates of public officials, and other documents and records as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

        Based on the foregoing, we are of the opinion that (i) the Shares, when issued and delivered as described in the Registration Statement, and in the case of the Shares issuable upon exercise of the Warrants, upon payment of the exercise prices thereof to the Company in accordance with their terms, will be legally issued, fully paid and nonassessable, and (ii) the Warrants, upon execution, will be binding contracts under applicable state law, and when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the reference to our firm in the Registration Statement under the heading "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

        This opinion is limited to the laws of the State of South Carolina and no opinion is expressed as to the laws of any other jurisdiction.

Very truly yours,
NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.
By:	/s/ NEIL E. GRAYSON	, a Partner